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Exhibit 4.1

Interactive Data

14 Wall Street
New York, N.Y. 10005
212-285-0700

January 26, 2001

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Dean Witter Reynolds Inc.
PaineWebber Incorporated
c/o Merrill Lynch, Pierce, Fenner & Smith
Defined Asset Funds
P.O. Box 9051
Princeton, NJ 08543-9051
The Bank of New York Unit Investment Trust Division P.O. Box 974 Wall Street Station New York, NY 10268-0974

Re: Corporate Income Fund, Preferred Securities Portfolio Series 102, Defined Asset Funds (A Unit Investment Trust) Units of Fractional Undivided Interest—Registered Under the Securities Act of 1933, File No. 333-35574

Gentlemen:

    We have examined the Registration Statement for the above captioned Fund.

    We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus and Registration Statement for the above-captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

    You are authorized to file a copy of this letter with the Securities and Exchange Commission.

                          Sincerely,

                          James Perry
                          Vice President

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